Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Stock Option and Grant Plan and 2020 Equity Incentive Plan of Galecto, Inc. of our report dated March 29, 2021, with respect to the consolidated financial statements of Galecto, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ EY Godkendt Revisionspartnerselskab

Copenhagen, Denmark

March 29, 2021